UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2016

STATE NATIONAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36712	26-0017421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 L. Don Dodson Dr.
Bedford, Texas 76021

(Address of principal executive offices) (zip code)

(817) 265-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, the Compensation Committee of the Board of Directors of State National Companies, Inc. (the “Company”) awarded shares of performance-based restricted stock to certain of the Company’s executive officers (the “Awards”).  The Awards were made pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Plan”).  All terms not defined herein shall have the meaning set forth in the Plan.

Each executive was awarded performance-based restricted stock with vesting based on growth in the Company’s earnings per share and revenue (the “EPS and Revenue RSAs”) and performance-based restricted stock with vesting based on 2016 net income and continued service (the “Service RSAs”).

A description of the material terms and conditions of the Awards is set forth below.  The descriptions of the Awards do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Form of Performance-Based Restricted Stock Award Agreement (EPS and Revenue) and the Form of Performance-Based Restricted Stock Award Agreement (Service), copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016, and the Plan, filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on July 15, 2014.

Shares Awarded

The table below sets forth the number of shares awarded to these executive officers and represents the maximum number of shares that are eligible for vesting.

	Maximum Number of Shares Eligible for Vesting
Executive	EPS and Revenue RSAs	Service RSAs
Terry Ledbetter Chief Executive Officer	82,372	41,186
David Hale Executive Vice President, Chief Operating Officer & Chief Financial Officer	13,591	6,795
John Pearson Executive Vice President & National Sales Manager	8,237	4,118
Trace Ledbetter Executive Vice President of Service	7,413	3,706
David Cleff Executive Vice President of Business Affairs, General Counsel & Secretary	11,532	5,766

Vesting — EPS and Revenue RSAs

The number of shares that will actually vest pursuant to the EPS and Revenue RSAs depends on the compound annual growth rate of the Company’s earnings per share and revenue, weighted equally, relative to threshold, target and maximum performance goals.  The performance periods include the 24-month period consisting of calendar years 2016-2017 and the 36-month period consisting of calendar years 2016-2018.  Following the conclusion of each performance period, up to 50% of the shares awarded are eligible to vest based on the performance level achieved.  Regardless of whether the earnings per share and revenue growth performance goals are achieved in a particular performance period, if the Compensation Committee determines that the Company’s earnings per share growth rate for the period is equal to or greater than the median earnings per share growth rate of the Company’s Pay Level Peer Group for the same period, then a minimum of 25% of the shares awarded will vest for such performance period.

Vesting — Service RSAs

If the Company’s 2016 annualized pre-tax net income exceeds $20,000,000, then the Service RSAs will vest equally over a three year period subject to continued service, with 33 1/3% vesting on each of the first, second and third anniversaries of the grant date.

Other Terms and Conditions

In the event of an executive’s death or Disability, 50% of the unvested shares shall vest and the remainder of the unvested shares shall be forfeited.  If an executive is terminated for Cause or resigns without Good Reason, all unvested shares shall be forfeited.  In the event an executive’s employment is terminated for reasons other than death, Disability, Cause or resignation without Good Reason, all unvested shares shall be forfeited; provided, however, that no forfeiture shall occur with respect to the EPS and Revenue RSA shares associated with a performance period completed prior to the termination unless the termination is by the Company for Cause or by the executive without Good Reason.

In the event of a Change of Control, if the Company’s successor continues or assumes an Award, such Award shall continue to vest in accordance with its terms (subject to any required adjustments provided for by the Compensation Committee).  If an Award is continued or assumed and an executive is terminated without Cause or voluntarily terminates with Good Reason within 12 months thereafter, or if the Company’s successor does not continue or assume an Award, then (i) the unvested EPS and Revenue RSAs shall be converted into a cash award with a value based on the attainment of the “target” performance goals, and (ii) 100% of the unvested Service RSAs will vest as of the date of termination of employment or the date of the Change of Control, as the case may be.

Dividends will not be paid on the shares until the shares have vested.  At such time as the shares vest, the executive will be entitled to a payment based on the dividends declared during the restricted period and the number of shares earned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL COMPANIES, INC.

Date:	March 29, 2016	By:	/s/ David Hale
David Hale
Executive Vice President, Chief Operating Officer and Chief Financial Officer